Exhibit 1.01

CONFLICT MINERALS REPORT OF ANALOG DEVICES, INC. IN ACCORDANCE WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934 (UNAUDITED)

Section 1: Introduction

This is the Conflict Minerals Report of Analog Devices, Inc. (Analog Devices, ADI, we, our) for calendar year 2022 in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (Rule 13p-1). Numerous terms in this report are defined in Rule 13p-1 and Form SD and the reader is referred to those sources for such definitions and explanations thereof.

Products manufactured or contracted to be manufactured by Analog Devices may contain tantalum, tin, tungsten and/or gold (collectively, conflict minerals) that are necessary to the functionality or production of our products. Based on the reasonable country of origin inquiry (RCOI) described below, Analog Devices either knows that necessary conflict minerals originated in the Democratic Republic of the Congo or an adjoining country (collectively, Covered Countries) and are not from recycled or scrap sources, or has reason to believe that necessary conflict minerals may have originated in the Covered Countries and has reason to believe that they may not be from recycled or scrap sources. Accordingly, we undertook due diligence on the source and chain of custody of the necessary conflict minerals in our products, as described below. Analog Devices is many steps removed from the mining of the conflict minerals; we do not purchase raw ore or unrefined conflict minerals, and we do no purchasing in the Covered Countries. We either purchase conflict minerals indirectly from a smelter or refiner (SOR) for use in our manufacturing processes or purchase components from suppliers that incorporate conflict minerals. The mine or other point of origin of conflict minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other conflict-mineral containing derivatives.

Analog Devices is a leading semiconductor company dedicated to solving our customers’ most complex engineering challenges. We deliver innovations that connect technology to human breakthroughs and play a critical role at the intersection of the physical and digital world by providing the building blocks to sense, measure, interpret, connect and power. We design, manufacture, test and market a broad portfolio of solutions, including integrated circuits (ICs), software and subsystems that leverage high-performance analog, mixed-signal and digital signal processing technologies. Our comprehensive product portfolio, deep domain expertise and advanced manufacturing capabilities extend across high-performance precision and high-speed mixed-signal, power management and processing technologies – including data converters, amplifiers, power management, radio frequency (RF) ICs, edge processors and other sensors.

We focus on key strategic markets such as industrial, automotive, consumer, and communications where our signal processing technology is often a critical differentiator in our customers’ products.

Section 2: Product Scope

We design, manufacture, test and market a broad portfolio of solutions, including ICs, software and subsystems that leverage high-performance analog, mixed-signal and digital signal processing technologies. Our comprehensive product portfolio, deep domain expertise and advanced manufacturing capabilities extend across high-performance precision and high-speed mixed-signal, power management and processing technologies – including data converters, amplifiers, power management, RF ICs, edge processors and other sensors. The scope of this report applies to semiconductor ICs, monolithic and multi-chip ICs, multi-component ICs, system-in-package modules/hybrid ICs, and other modules and assembled products. Our ICs are designed to address a wide range of real-world signal processing applications. We sell our products to customers worldwide, many of whom use products spanning our core technologies in a wide range of applications. Our IC product portfolio includes both general-purpose products used by a broad range of customers and applications, as well as application-specific products designed for specific target markets. By using readily available, high-performance, general-purpose products in their systems, our customers can reduce the time they need to bring new products to market. Given the high cost of developing more customized ICs, our standard products often provide a cost-effective solution for many low to medium volume applications. More specifically, our analog ICs monitor, condition, amplify or transform continuous analog signals associated with physical properties, such as temperature, pressure, weight, light, sound or motion, and play an important role in bridging real world phenomena to a variety of electronic systems. Our analog ICs also provide voltage regulation and power control to electronic systems. We also focus on working with leading customers to design application-specific solutions. We begin with our existing core technologies, which leverage our analog and mixed signal, power management, RF and microwave, edge processors and other sensors, and devise a solution that more closely meet the needs of a specific customer or group of customers. Because we have already developed the core technology platform for our general-purpose products, we can create application-specific solutions quickly and efficiently.

We produce and market a broad range of ICs and products and operate in one reportable segment based on the aggregation of our operating segments. The ICs sold by each of our operating segments are manufactured using similar semiconductor processes, package manufacturing processes and raw materials in either our own production facilities or by third-party wafer fabricators and package manufacturers.

Section 3: Reasonable Country of Origin Inquiry

Analog Devices engaged with our relevant suppliers to identify SORs in our supply chain. We define relevant suppliers as those who supply materials to Analog Devices that are known to contain any or all of the conflict minerals, where such conflict minerals are necessary to the functionality and/or production of our products. We reach out to our relevant suppliers to request conflict minerals sourcing information using the Responsible Minerals Initiative (RMI)’s Conflict Minerals Reporting Template (RMI CMRT). Information provided by our relevant suppliers is reviewed for completeness and reasonableness, based on our knowledge of the supplier. Further supplier engagement, as necessary, is undertaken for any additional actions regarding their submission, including but not limited to follow-up and escalation on the identified SORs.

Section 4: Due Diligence Framework

Analog Devices’ due diligence measures are designed to conform, in all material respects, with the internationally recognized due diligence framework set forth in the Organisation for Economic Co-operation and Development (the OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (OECD 2016) (the OECD Framework), including related supplements for each of the conflict minerals. Below is a description of our due diligence measures pursuant to the OECD Framework:

Step 1. Establish a strong company management system

•

Analog Devices has adopted a policy regarding conflict minerals (Conflict Minerals Policy). The Conflict Minerals Policy is publicly available on our website and is a key component of our conflict minerals program. The Conflict Minerals Policy reflects ADI’s commitment to ethical practices and compliance with applicable laws and regulations.

•

An internal team supported by representatives from different internal groups is tasked to implement our Conflict Minerals Policy and oversee ADI’s conflict minerals program (Conflict Minerals Oversight Committee). The Director of Quality, Environmental Product Compliance, is the assigned team leader who reports through the quality organization to the Vice President, Quality Engineering. The Conflict Minerals Oversight Committee reviews our conflict minerals program on a semiannual basis.

•

We have adopted a process for identifying suppliers, SORs, or recyclers and scrap supplier sources of conflict minerals within the supply chain. ADI leverages the RMI CMRT to gather information regarding SORs from our first-tier suppliers. We also utilized the RMI and its Responsible Minerals Assurance Process (RMAP) to trace the mine of origin of the conflict minerals when such information was available. The RMI conducts independent audits of smelters and refineries to ensure that all certified smelters and refineries are Conformant[1] or actively engaged in the RMAP identification of upstream actors in the supply chain.

•

We expect our direct suppliers to have policies and procedures in place that are in compliance with our Conflict Minerals Policy to enable transparency and facilitate our compliance with applicable programs and rules.

•	As a participating member of the Responsible Business Alliance and the RMI, ADI utilizes these industry resources to support early risk awareness of issues that may impact SOR status.

Step 2. Identify and assess risks in the supply chain

The OECD Framework for managing risk is largely directed towards the upstream portion of the supply chain (SORs and mines of origin). As a downstream company in the supply chain, ADI participates in the RMAP under the RMI to identify and review the due diligence process of SORs in our supply chain. The RMI assesses and audits whether SORs adhere to RMAP standards, which meet the requirements of the OECD Framework. Compliant SORs are then designated as Conformant and listed as such on the RMI website. We request suppliers provide information regarding SORs in our supply chain by using the RMI CMRT. We review supplier responses to identify areas for further follow-up and key risks in our supply chain.

[1]

“Conformant” means that a smelter has successfully completed an assessment against the applicable RMAP standard or an equivalent cross-recognized assessment. Included smelters and refiners were not necessarily Conformant for all or part of 2022 and may not continue to be Conformant for any future period.

Step 3. Design and implement a strategy to respond to identified risks

We encourage suppliers who are sourcing from non-Conformant SORs to move towards using Conformant SORs (as identified via the RMI and other industry-developed third-party audit mechanisms). We contact SORs directly to support participation in the RMI and respond to the RMI’s requests for information as it relates to SOR operational changes, audit requirements or SOR status. If a supplier fails to remedy the risks identified by review of SORs reported to ADI, and subsequent supplier or SOR engagement cannot yield resolution, the supplier status will be escalated for review by the Conflict Minerals Oversight Committee to take measures up to and including termination of our relationship with the supplier, if warranted.

Step 4. Carry out independent third-party audit of SOR’s due diligence practices

We rely on industry efforts, including the RMI, to conduct third-party audits of eligible SORs against the RMAP standards, which meet the OECD Framework for due diligence practices. As a member of the RMI, we utilize information from these RMAP audits as well as other recognized industry audits of SORs to validate SOR conformance.

Step 5.

Annually submit a Form SD and Conflict Minerals Report to the U.S. Securities and Exchange Commission (SEC), which reports the results of our due diligence. This report has been filed with the SEC and is available on our website.

Section 5: Due Diligence Results

Tracing the conflict minerals we use in our SORs and country of origin of each such mineral is a complex endeavor, but an important aspect of responsible sourcing. To help establish and maintain our supply chain compliance sourcing program, we have followed currently established industry guidelines such as those developed by the RMI under the OECD Framework, which enables companies to source minerals from SORs that have been subjected to a rigorous, independent third-party audit.

To implement our RCOI survey process, we adopted the RMI’s industry approach and leveraged the RMI CMRT to gather information from our first-tier suppliers to help us trace the origin of necessary conflict minerals used in our products by identifying SORs, recyclers and scrap supplier sources of conflict minerals. We also utilized the RMI and its RMAP to trace the mine of origin of conflict minerals when such information was available. The RMI conducts independent audits of SORs to ensure that all certified SORs are Conformant or actively engaged in the RMAP.

The responses from our suppliers listed 336 entities as SORs of conflict minerals in their supply chains. A recognized responsible minerals assurance process verified 218 of these entities as Conformant by the RMI. The following is a summary as of April 3, 2023 of SORs used by our suppliers by mineral type:

Metal	Total Known SORs Used	Conformant SORs
Gold	173	92
Tantalum	34	33
Tin	81	58
Tungsten	48	35

Total	336	218

Section 6: Other Matters

Based on the information provided by our suppliers through December 31, 2022, we believe that the facilities that may have been used to process conflict minerals in our products include SORs listed in Annex I below.

After exercising the due diligence described above, Analog Devices concluded that some of its necessary conflict minerals originated in the Covered Countries. Analog Devices was unable to determine whether or not such conflict minerals directly or indirectly financed an armed group in the Covered Countries. Based on information provided by our suppliers and from the RCOI data from the RMI, we believe that the origin of the conflict minerals contained in our products may include the countries listed in Annex II below as well as recycled and scrap sources.

Analog Devices will undertake the following steps during the next compliance period to continue to improve the due diligence conducted and to further mitigate the risk that our necessary conflict minerals benefit armed groups:

•	Continue to participate in industry initiatives, such as the RMI. We participate actively in the RMI’s plenary sessions.

•

Continue to contact SORs identified as a result of the RCOI process and request their participation in obtaining a “conformant” designation from an industry program such as the RMAP program or equivalent if they have not already done so.

•	Strengthen our alternate sourcing strategy to transition out suppliers who fail to comply with our conflict minerals requirements.

•	Collaborate with our procurement team by providing them with resources that will guide them in choosing the material suppliers containing any or all of the conflict minerals.

•	Explore the use of an automated system for the conflict minerals program.

This report includes forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “expects,” “plans,” “intends,” “will,” “may,” and similar terms. Forward-looking statements are not guarantees of future actions or performance. Analog Devices assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law.

ANNEX I (1)

Metal	Standard Smelter Name	Country Location
Gold	Advanced Chemical Company*	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.*	JAPAN
Gold	Agosi AG*	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao*	BRAZIL
Gold	Argor-Heraeus S.A.*	SWITZERLAND
Gold	Asahi Pretec Corp.*	JAPAN
Gold	Asaka Riken Co., Ltd.*	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG*	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	PHILIPPINES
Gold	Boliden AB*	SWEDEN
Gold	C. Hafner GmbH + Co. KG*	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation*	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Chimet S.p.A.*	ITALY
Gold	Chugai Mining*	JAPAN
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DSC (Do Sung Corporation)*	KOREA, REPUBLIC OF
Gold	Dowa*	JAPAN
Gold	Eco-System Recycling Co., Ltd. East Plant*	JAPAN
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	LT Metal Ltd.*	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH*	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.*	CHINA
Gold	Heraeus Germany GmbH Co. KG*	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.*	JAPAN
Gold	Istanbul Gold Refinery*	TURKEY
Gold	Japan Mint*	JAPAN
Gold	Jiangxi Copper Co., Ltd.*	CHINA
Gold	Asahi Refining USA Inc.*	UNITED STATES OF AMERICA
Gold	Asahi Refining Canada Ltd.*	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.*	JAPAN

Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc*	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC*	UNITED STATES OF AMERICA
Gold	Kojima Chemicals Co., Ltd.*	JAPAN
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L’azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.*	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion*	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.*	JAPAN
Gold	Metalor Technologies (Suzhou) Ltd.*	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.*	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	SINGAPORE
Gold	Metalor Technologies S.A.*	SWITZERLAND
Gold	Metalor USA Refining Corporation*	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.*	MEXICO
Gold	Mitsubishi Materials Corporation*	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.*	TURKEY
Gold	Navoi Mining and Metallurgical Combinat*	UZBEKISTAN
Gold	Nihon Material Co., Ltd.*	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd.*	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	MKS PAMP SA*	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk*	INDONESIA
Gold	PX Precinox S.A.*	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.*	SOUTH AFRICA
Gold	Royal Canadian Mint*	CANADA
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	SEMPSA Joyeria Plateria S.A.*	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.*	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.*	JAPAN
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Tanaka Kikinzoku Kogyo K.K.*	JAPAN
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA

Gold	Shandong Gold Smelting Co., Ltd.*	CHINA
Gold	Tokuriki Honten Co., Ltd.*	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Torecom*	KOREA, REPUBLIC OF
Gold	Umicore S.A. Business Unit Precious Metals Refining*	BELGIUM
Gold	United Precious Metal Refining, Inc.*	UNITED STATES OF AMERICA
Gold	Valcambi S.A.*	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)*	AUSTRALIA
Gold	Yamakin Co., Ltd.*	JAPAN
Gold	Yokohama Metal Co., Ltd.*	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.*	CHINA
Gold	Morris and Watson	NEW ZEALAND
Gold	SAFINA A.S.*	CZECHIA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Geib Refining Corporation*	UNITED STATES OF AMERICA
Gold	MMTC-PAMP India Pvt., Ltd.*	INDIA
Gold	KGHM Polska Miedz Spolka Akcyjna*	POLAND
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Al Etihad Gold Refinery DMCC*	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC*	UNITED ARAB EMIRATES
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Sudan Gold Refinery	SUDAN
Gold	T.C.A S.p.A*	ITALY
Gold	REMONDIS PMR B.V.*	NETHERLANDS
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	Industrial Refining Company	BELGIUM
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	Korea Zinc Co., Ltd.*	KOREA, REPUBLIC OF
Gold	Marsam Metals	BRAZIL
Gold	TOO Tau-Ken-Altyn*	KAZAKHSTAN
Gold	Abington Reldan Metals, LLC*	UNITED STATES OF AMERICA
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA
Gold	Albino Mountinho Lda.	PORTUGAL
Gold	SAAMP*	FRANCE
Gold	L’Orfebre S.A.*	ANDORRA
Gold	8853 S.p.A.	ITALY
Gold	Italpreziosi*	ITALY
Gold	WIELAND Edelmetalle GmbH*	GERMANY
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH*	AUSTRIA
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	GGC Gujrat Gold Centre Pvt. Ltd.**	INDIA

Gold	Sai Refinery	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Bangalore Refinery*	INDIA
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	JALAN & Company	INDIA
Gold	SungEel HiMetal Co., Ltd.*	KOREA, REPUBLIC OF
Gold	Planta Recuperadora de Metales SpA*	CHILE
Gold	ABC Refinery Pty Ltd.	AUSTRALIA
Gold	Safimet S.p.A	ITALY
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	African Gold Refinery	UGANDA
Gold	Gold Coast Refinery	GHANA
Gold	NH Recytech Company*	KOREA, REPUBLIC OF
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Sovereign Metals	INDIA
Gold	C.I Metales Procesados Industriales SAS**	COLOMBIA
Gold	Eco-System Recycling Co., Ltd. North Plant*	JAPAN
Gold	Augmont Enterprises Private Limited**	INDIA
Gold	Kundan Care Products Ltd.	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	K.A. Rasmussen	NORWAY
Gold	Alexy Metals**	UNITED STATES OF AMERICA
Gold	Sancus ZFS (L’Orfebre, SA)**	COLOMBIA
Gold	Sellem Industries Ltd.	MAURITANIA
Gold	MD Overseas	INDIA
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	Metal Concentrators SA (Pty) Ltd.*	SOUTH AFRICA
Gold	WEEEREFINING**	FRANCE
Gold	Dongwu Gold Group	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	CHINA
Tantalum	F&X Electro-Materials Ltd.*	CHINA
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED*	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.*	CHINA
Tantalum	AMG Brasil*	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.*	INDIA
Tantalum	Mineracao Taboca S.A.*	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Tantalum	NPM Silmet AS*	ESTONIA

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	CHINA
Tantalum	QuantumClean*	UNITED STATES OF AMERICA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.*	JAPAN
Tantalum	Telex Metals*	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC*	KAZAKHSTAN
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	CHINA
Tantalum	D Block Metals, LLC*	UNITED STATES OF AMERICA
Tantalum	FIR Metals & Resource Ltd.*	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	KEMET de Mexico*	MEXICO
Tantalum	TANIOBIS Co., Ltd.*	THAILAND
Tantalum	TANIOBIS GmbH*	GERMANY
Tantalum	Materion Newton Inc.*	UNITED STATES OF AMERICA
Tantalum	TANIOBIS Japan Co., Ltd.*	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG*	GERMANY
Tantalum	Global Advanced Metals Boyertown*	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Aizu*	JAPAN
Tantalum	Resind Industria e Comercio Ltda.*	BRAZIL
Tantalum	Jiangxi Tuohong New Raw Material*	CHINA
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.*	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	CHINA
Tin	Alpha*	UNITED STATES OF AMERICA
Tin	PT Aries Kencana Sejahtera*	INDONESIA
Tin	PT Premium Tin Indonesia*	INDONESIA
Tin	Dowa*	JAPAN
Tin	EM Vinto*	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.*	BRAZIL
Tin	Fenix Metals*	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	China Tin Group Co., Ltd.*	CHINA
Tin	Malaysia Smelting Corporation (MSC)*	MALAYSIA
Tin	Metallic Resources, Inc.*	UNITED STATES OF AMERICA
Tin	Mineracao Taboca S.A.*	BRAZIL
Tin	Minsur*	PERU
Tin	Mitsubishi Materials Corporation*	JAPAN
Tin	Jiangxi New Nanshan Technology Ltd.*	CHINA
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	THAILAND
Tin	Operaciones Metalurgicas S.A.*	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Artha Cipta Langgeng*	INDONESIA
Tin	PT Babel Inti Perkasa*	INDONESIA

Tin	PT Babel Surya Alam Lestari*	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera**	INDONESIA
Tin	PT Bukit Timah*	INDONESIA
Tin	PT Mitra Stania Prima*	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama*	INDONESIA
Tin	PT Refined Bangka Tin*	INDONESIA
Tin	PT Sariwiguna Binasentosa*	INDONESIA
Tin	PT Stanindo Inti Perkasa*	INDONESIA
Tin	PT Timah Tbk Kundur*	INDONESIA
Tin	PT Timah Tbk Mentok*	INDONESIA
Tin	PT Timah Nusantara**	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama*	INDONESIA
Tin	Rui Da Hung*	TAIWAN, PROVINCE OF CHINA
Tin	Thaisarco*	THAILAND
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	VQB Mineral and Trading Group JSC	VIETNAM
Tin	White Solder Metalurgia e Mineracao Ltda.*	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	CHINA
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.*	CHINA
Tin	CV Venus Inti Perkasa*	INDONESIA
Tin	Magnu’s Minerais Metais e Ligas Ltda.*	BRAZIL
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya*	INDONESIA
Tin	O.M. Manufacturing Philippines, Inc.*	PHILIPPINES
Tin	CV Ayi Jaya*	INDONESIA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	PT Rajehan Ariq*	INDONESIA
Tin	PT Cipta Persada Mulia*	INDONESIA
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin	Resind Industria e Comercio Ltda.*	BRAZIL
Tin	Super Ligas**	BRAZIL
Tin	Aurubis Berango*	SPAIN
Tin	PT Bangka Prima Tin*	INDONESIA
Tin	PT Sukses Inti Makmur*	INDONESIA
Tin	PT Menara Cipta Mulia*	INDONESIA
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.*	CHINA
Tin	PT Bangka Serumpun*	INDONESIA
Tin	Pongpipat Company Limited	MYANMAR

Tin	Tin Technology & Refining*	UNITED STATES OF AMERICA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	PT Rajawali Rimba Perkasa*	INDONESIA
Tin	Luna Smelter, Ltd.*	RWANDA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	PT Mitra Sukses Globalindo*	INDONESIA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda*	BRAZIL
Tin	CRM Synergies*	SPAIN
Tin	Fabrica Auricchio Industria e Comercio Ltda.*	BRAZIL
Tin	PT Putera Sarana Shakti (PT PSS)*	INDONESIA
Tungsten	A.L.M.T. Corp.*	JAPAN
Tungsten	Kennametal Huntsville*	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	CHINA
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders LLC*	UNITED STATES OF AMERICA
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	CHINA
Tungsten	Hunan Jintai New Material Co., Ltd.*	CHINA
Tungsten	Japan New Metals Co., Ltd.*	JAPAN
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	CHINA
Tungsten	Kennametal Fallon*	UNITED STATES OF AMERICA
Tungsten	Wolfram Bergbau und Hutten AG*	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.*	VIETNAM
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch*	CHINA
Tungsten	H.C. Starck Tungsten GmbH*	GERMANY
Tungsten	TANIOBIS Smelting GmbH & Co. KG*	GERMANY
Tungsten	Masan High-Tech Materials*	VIETNAM
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	CHINA
Tungsten	Niagara Refining LLC*	UNITED STATES OF AMERICA
Tungsten	China Molybdenum Tungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.*	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	PHILIPPINES

Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Fujian Ganmin RareMetal Co., Ltd.*	CHINA
Tungsten	Lianyou Metals Co., Ltd.*	TAIWAN, PROVINCE OF CHINA
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	Hubei Green Tungsten Co., Ltd.*	CHINA
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	Cronimet Brasil Ltda*	BRAZIL
Tungsten	Artek LLC	RUSSIAN FEDERATION
Tungsten	Fujian Xinlu Tungsten Co., Ltd.*	CHINA
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION
Tungsten	LLC Vostok	RUSSIAN FEDERATION

*	Smelter name included in the RMAP Conformant Smelters and Refiners as of April 3, 2023.
**	Smelter name included in the RMI Active Smelters and Refiners List as of April 3, 2023.

(1)	We note the following in connection with the information contained in the foregoing list:

a)

SORs listed above were identified to us by the suppliers. However, not all of the included SORs may have processed necessary conflict minerals contained in our products. Some suppliers may have reported to us SORs that were not in our supply chain due to over-inclusiveness in the information received from their suppliers as a result of reporting to us at a “company level,” meaning that they reported to us the conflict minerals content contained in all of their products, not just the products they sold to us, or for other reasons. Additionally, not all of our suppliers responded to our inquiries.

b)	The compliance status and country location reflected in the list is based solely on information made available by the RMI to its members, without independent verification by us.

c)	Country Location is the location of the smelter or refiner and is based solely on information made publicly available by RMI, without independent verification by us.

ANNEX II

Algeria

Andorra

Angola

Antigua and Barbuda

Argentina

Australia

Austria

Azerbaijan

Bahamas

Bahrain

Bangladesh

Barbados

Belarus

Belgium

Benin

Bolivia

Bolivia (Plurinational State of)

Bosnia and Herzegovina

Botswana

Brazil

Bulgaria

Burkina Faso

Burundi

Cambodia

Canada

Cayman Islands

Chile

China

Chinese Taipei

Colombia

Congo, Democratic Republic of the

Costa Rica

Côte d’Ivoire

Croatia

Curacao

Cyprus

Czech Republic

Denmark

Dominican Republic

Ecuador

Egypt

El Salvador

Eritrea

Estonia

Ethiopia

Fiji

Finland

France

French Guiana

Georgia

Germany

Ghana

Greece

Grenada

Guatemala

Guinea

Guyana

Honduras

Hong Kong

Hungary

Iceland

India

Indonesia

Ireland

Israel

Italy

Ivory Coast (Côte d’Ivoire)

Jamaica

Japan

Jordan

Kazakhstan

Kenya

Korea, Republic of

Kuwait

Kyrgyzstan

Lao People’s Democratic Republic

Laos

Latvia

Lebanon

Liberia

Liechtenstein

Lithuania

Luxembourg

Macao

Malaysia

Mali

Malta

Mauritania

Mauritius

Mexico

Monaco

Mongolia

Morocco

Mozambique

Myanmar

Namibia

Netherlands

New Zealand

Nicaragua

Niger

Nigeria

Norway

Oman

Pakistan

Panama

Papua New Guinea

Peru

Philippines

Poland

Portugal

Puerto Rico

Romania

Russia

Russian Federation

Rwanda

Saint Kitts and Nevis

Saudi Arabia

Senegal

Serbia

Sierra Leone

Singapore

Sint Maarten

Slovakia

Slovenia

South Africa

South Korea

Spain

St Vincent and Grenadines

Sudan

Suriname

Swaziland

Sweden

Switzerland

Tajikistan

Tanzania

Thailand

Togo

Trinidad and Tobago

Tunisia

Turkey

Turks and Caicos

Ukraine

United Arab Emirates

United Kingdom

United Kingdom of Great Britain and Northern Ireland

United States of America

Uruguay

Uzbekistan

Venezuela

Vietnam

Yemen

Zambia

Zimbabwe